Exhibit 99.1

Exterran Holdings Reports Second-Quarter 2013 Results

● Achieved EBITDA, as adjusted, of $176.8 million for the quarter, up 74 percent over year-ago levels
● Reported net income from continuing operations attributable to Exterran stockholders of $0.31 per diluted share, excluding charges, for the quarter

HOUSTON, Aug. 6, 2013 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $176.8 million for the second quarter 2013, which included a benefit from customer exercises of purchase options in our North America and International contract operations businesses of $18.2 million. EBITDA, as adjusted, was $146.5 million for the first quarter 2013 and $101.5 million for the second quarter 2012.

Revenue was $837.3 million for the second quarter 2013, compared to $811.4 million for the first quarter 2013 and $630.7 million for the second quarter 2012.

Fabrication backlog was $746.5 million at June 30, 2013, compared to $994.0 million at March 31, 2013 and $1,286.4 million at June 30, 2012.

“Second-quarter 2013 highlights included the highest quarterly level of EBITDA, as adjusted, in over four years. Our results benefitted from the implementation of performance improvement initiatives, particularly productivity gains in our fabrication business,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “The reduction in fabrication backlog and bookings compared to relatively high year-ago levels is expected to result in reduced fourth-quarter 2013 fabrication revenue compared to second-quarter 2013 levels. However, we are solidly on track to improve the company’s performance in 2013 over prior year results and we remain focused on improving the efficiency of our core operations.”

Net income from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2013 was $20.7 million, or $0.31 per diluted share, excluding non-cash pretax long-lived asset impairment charges of $16.6 million related to our North America contract operations business and fabrication business in the United Kingdom. Net income from continuing operations attributable to Exterran stockholders, excluding charges, for the first quarter 2013 was $13.9 million, or $0.21 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2012 was $30.5 million, or $0.48 per diluted share. Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges, also excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Net income attributable to Exterran stockholders for the second quarter 2013 was $9.3 million, or $0.14 per diluted share, compared to net income attributable to Exterran stockholders for the first quarter 2013 of $50.2 million, or $0.76 per diluted share, and a net loss attributable to Exterran stockholders for the second quarter 2012 of $152.6 million, or $2.40 per diluted share.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. is $12.4 million for the second quarter 2013, compared to $12.2 million for the first quarter 2013 and $7.8 million for the second quarter 2012.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Aug. 6, 2013, to discuss their second-quarter 2013 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 35201553.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 35201553#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), the leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Revenues:
North America contract operations	$163,645	$159,431	$148,564
International contract operations	117,872	109,558	112,628
Aftermarket services	99,368	83,612	101,902
Fabrication	456,459	458,776	267,641
	837,344	811,377	630,735

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	71,161	72,053	70,423
International contract operations	50,015	46,199	47,092
Aftermarket services	77,936	65,446	77,528
Fabrication	381,573	402,399	241,357
Selling, general and administrative	91,117	84,979	94,134
Depreciation and amortization	80,751	82,646	88,909
Long-lived asset impairment	16,574	3,563	128,543
Restructuring charges	-	-	1,266
Interest expense	30,250	27,874	36,968
Equity in income of non-consolidated affiliates	(4,722)	(4,665)	(4,728)
Other (income) expense, net	(7,239)	(9,809)	8,752
	787,416	770,685	790,244

Income (loss) before income taxes	49,928	40,692	(159,509)
Provision for (benefit from) income taxes	23,849	15,151	(35,502)
Income (loss) from continuing operations	26,079	25,541	(124,007)
Income (loss) from discontinued operations, net of tax	(1,575)	33,250	(42,891)
Net income (loss)	24,504	58,791	(166,898)
Less: net (income) loss attributable to the noncontrolling interest	(15,169)	(8,586)	14,290
Net income (loss) attributable to Exterran stockholders	$9,335	$50,205	$(152,608)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.17	$0.26	$(1.73)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.03)	0.51	(0.67)
Net income (loss) attributable to Exterran stockholders	$0.14	$0.77	$(2.40)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.16	$0.26	$(1.73)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.02)	0.50	(0.67)
Net income (loss) attributable to Exterran stockholders	$0.14	$0.76	$(2.40)
Weighted average common and equivalent shares outstanding:
Basic	65,716	65,291	63,478
Diluted	66,248	65,810	63,478

Net income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations attributable to Exterran stockholders	$10,910	$16,955	$(109,717)
Income (loss) from discontinued operations, net of tax	(1,575)	33,250	(42,891)
Net income (loss) attributable to Exterran stockholders	$9,335	$50,205	$(152,608)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Revenues:
North America contract operations	$163,645	$159,431	$148,564
International contract operations	117,872	109,558	112,628
Aftermarket services	99,368	83,612	101,902
Fabrication	456,459	458,776	267,641
Total	$837,344	$811,377	$630,735

Gross Margin (1):
North America contract operations	$92,484	$87,378	$78,141
International contract operations	67,857	63,359	65,536
Aftermarket services	21,432	18,166	24,374
Fabrication	74,886	56,377	26,284
Total	$256,659	$225,280	$194,335

Selling, General and Administrative	$91,117	$84,979	$94,134
% of revenue	11%	10%	15%

EBITDA, as Adjusted (1)	$176,825	$146,535	$101,457
% of revenue	21%	18%	16%

Capital expenditures	$107,944	$106,990	$112,382
Less: Proceeds from sale of PP&E	(56,166)	(14,945)	(16,248)
Net Capital expenditures	$51,778	$92,045	$96,134

Gross Margin Percentage:
North America contract operations	57%	55%	53%
International contract operations	58%	58%	58%
Aftermarket services	22%	22%	24%
Fabrication	16%	12%	10%
Total	31%	28%	31%

Total Available Horsepower (at period end):
North America contract operations	3,401	3,389	3,285
International contract operations	1,268	1,282	1,254
Total	4,669	4,671	4,539

Total Operating Horsepower (at period end):
North America contract operations	2,867	2,902	2,811
International contract operations	998	1,007	996
Total	3,865	3,909	3,807

Total Operating Horsepower (average):
North America contract operations	2,884	2,895	2,820
International contract operations	1,000	1,007	989
Total	3,884	3,902	3,809

Horsepower Utilization (at period end):
North America contract operations	84%	86%	86%
International contract operations	79%	79%	79%
Total	83%	84%	84%

	June 30,	March 31,	June 30,
Fabrication Backlog:	2013	2013	2012
Compression & accessory	$193,546	$202,175	$297,012
Production & processing equipment	424,152	583,807	677,629
Installation	128,818	207,991	311,737
Total	$746,516	$993,973	$1,286,378

Debt to Capitalization:
Debt	$1,642,847	$1,629,654	$1,803,906
Exterran stockholders' equity	1,578,980	1,561,250	1,351,212
Capitalization	$3,221,827	$3,190,904	$3,155,118
Total Debt to Capitalization	51%	51%	57%

(1) Management believes EBITDA, as adjusted, and gross margin, both non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and gross margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$24,504	$58,791	$(166,898)
(Income) loss from discontinued operations, net of tax	1,575	(33,250)	42,891
Income (loss) from continuing operations	26,079	25,541	(124,007)
Depreciation and amortization	80,751	82,646	88,909
Long-lived asset impairment	16,574	3,563	128,543
Restructuring charges	-	-	1,266
Proceeds from sale of joint venture assets	(4,722)	(4,665)	(4,728)
Interest expense	30,250	27,874	36,968
(Gain) loss on currency exchange rate remeasurement of intercompany balances	4,044	(3,575)	10,008
Provision for (benefit from) income taxes	23,849	15,151	(35,502)
EBITDA, as adjusted (1)	176,825	146,535	101,457
Selling, general and administrative	91,117	84,979	94,134
Equity in income of non-consolidated affiliates	(4,722)	(4,665)	(4,728)
Proceeds from sale of joint venture assets	4,722	4,665	4,728
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(4,044)	3,575	(10,008)
Other (income) expense, net	(7,239)	(9,809)	8,752
Gross Margin (1)	$256,659	$225,280	$194,335

Net income (loss) attributable to Exterran stockholders	$9,335	$50,205	$(152,608)
(Income) loss from discontinued operations	1,575	(33,250)	42,891
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	14,500	1,575	82,940
Restructuring charges	-	-	1,005
Proceeds from sale of joint venture assets	(4,722)	(4,665)	(4,728)
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$20,688	$13,865	$(30,500)

Diluted income (loss) from continuing operations attributable to Exterran stockholders	$0.16	$0.26	$(1.73)
Adjustment for charges, after-tax, per common share	0.15	(0.05)	1.25
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges (1)	$0.31	$0.21	$(0.48)

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and gross margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and gross margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.